UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 9, 2013
SNAP INTERACTIVE, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-52176 (Commission File Number)	20-3191847 (IRS Employer Identification No.)
462 7th Avenue, 4th Floor, New York, NY 10018 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (212) 594-5050
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2013, Snap Interactive, Inc. (the “Company”) entered into an executive employment agreement with Clifford Lerner and an amended and restated executive employment agreement with Jon D. Pedersen, Sr. (the “Executives”), pursuant to which the Company will employ Mr. Lerner as its President and Chief Executive Officer and, if duly elected, as a member and Chairman of the Company’s Board of Directors (the “Board”) and will continue to employ Mr. Pedersen as its Chief Financial Officer (each, an “Employment Agreement” and collectively, the “Employment Agreements”). The Employment Agreements, which are effective as of April 9, 2013, have an initial one-year term and each will be automatically renewed for successive one-year terms unless earlier terminated by either party upon prior written notice. Mr. Pedersen’s Employment Agreement supersedes his prior executive employment agreement with the Company that was entered into on October 27, 2011.

Pursuant to Mr. Lerner’s Employment Agreement, he is entitled to receive the following compensation and benefits:

●	An annual salary of $285,000, which will be reviewed at least annually and may be increased in the sole discretion of the Board;

●
If the Company’s cash reserves are at least $3,000,000, an annual incentive bonus of $145,000, or if the Company’s cash reserves are less than $3,000,000, an annual incentive bonus in an amount determined in the sole discretion of the Board after consultation with the Company’s management team;

●
A grant of 5,000,000 restricted shares of the Company’s common stock, which vest 50% on the third anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, subject to early termination and forfeiture provisions; and

●	Eligibility to participate in the Company’s benefit plans that are available for all employees generally and for executive employees.

Pursuant to Mr. Pedersen’s Employment Agreement, he is entitled to receive the following compensation and benefits:

●	Effective as of January 1, 2013, an annual salary of $275,000, which will be reviewed at least annually and may be increased in the sole discretion of the Board;

●
If the Company’s cash reserves are at least $3,000,000, an annual incentive bonus of $125,000, or if the Company’s cash reserves are less than $3,000,000, an annual incentive bonus in an amount determined in the sole discretion of the Board after consultation with the Company’s management team;

●
A stock option to purchase 700,000 shares of the Company’s common stock with an exercise price equal to the fair market value of the Company’s common stock on the date of grant, which vests 25% per year beginning on the first anniversary of the date of grant;

●
A grant of 480,000 restricted shares of the Company’s common stock, which vest 50% on the third anniversary of the date of grant and 50% on the fourth anniversary of the date of grant, subject to early termination and forfeiture provisions;

●	Four weeks paid vacation annually;

●	Reimbursement of train transportation costs up to $500 per month;

●	Reimbursement of business related cellular and data service costs up to $250 per month; and

●	Eligibility to participate in the Company’s benefit plans that are available for all employees generally and for executive employees.

Each Employment Agreement may be terminated by the Company (i) upon the Executive’s death or permanent disability, (ii) for Cause (as defined in the Employment Agreement) upon prior written notice or (iii) without Cause. Mr. Lerner may also terminate his Employment Agreement for Good Reason (as defined in his Employment Agreement) upon the occurrence of certain events described therein. Mr. Pedersen may also terminate his Employment Agreement at any time upon prior written notice to the Company.

Mr. Lerner is entitled to the following compensation and benefits upon termination of his Employment Agreement, subject to the execution of a general release and compliance with certain restrictive covenants:

●
If his employment is terminated for any reason, the Company will pay such Executive his earned but unpaid base salary through the date of termination, any accrued but unpaid vacation benefits and any unreimbursed business expenses.

●
If his employment is terminated without Cause or for Good Reason other than during the one-year period following a change in control, the Company will, in addition to the compensation described above, (i) pay a lump sum cash payment equal to (a) the number of full years of his employment with the Company plus 24 multiplied by (b) his monthly base salary and (ii) for the 12 months following the date of termination, provide health and welfare benefits that are not less favorable to him than the health and welfare benefits to which he was entitled immediately before his termination.

●
If his employment is terminated without Cause or for Good Reason during the one-year period following a change in control, the Company will instead (i) pay a severance benefit equal to 299% of his base salary for the year immediately preceding the change in control and (ii) for 24 months following the date of termination, provide health and welfare benefits that are not less favorable to him than the health and welfare benefits to which he was entitled immediately before the change in control.

Mr. Pedersen is entitled to the following compensation and benefits upon termination of his Employment Agreement, subject to the execution of a general release and compliance with certain restrictive covenants:

●
If his employment is terminated for any reason, the Company will pay such Executive his earned but unpaid base salary through the date of termination, any unreimbursed business expenses and any amounts to which he is entitled under the Company’s benefit plans.

●
If the Company terminates his employment without Cause after the first 30 days of employment and either (i) prior to a change in control or (ii) after the one-year period following a change in control, the Company will also pay an amount equal to six months of base salary, payable in six equal monthly installments.

●
If the Company terminates his employment without Cause during the one-year period following a change in control, the Company will instead pay a severance benefit equal to one times his annual base salary as in effect on the date of the change in control.

The restricted stock grants contemplated by the Employment Agreements and the stock option contemplated by Mr. Pedersen’s Employment Agreement will be granted by separate agreements, outside of the terms and conditions of the Company’s 2011 Long-Term Incentive Plan (the “Plan”).  The restricted stock award agreements provide for vesting 50% on the third anniversary of the date of grant and 50% on the fourth anniversary of the date of grant; provided, that any unvested shares of restricted stock will vest immediately upon the effective date of a “change in control” (as defined in the award agreements), subject to the terms and conditions of the award agreements. Mr. Pedersen’s stock option will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant and will vest one-fourth on each of the first, second, third and fourth anniversaries of the date of grant; provided, that (i) upon the effective date of a “change in control” (as defined in the option agreement), 50% of all then unvested shares of common stock underlying the option will vest immediately and the remaining unvested shares of common stock underlying the option will vest on the earlier of (a) the original vesting date or (b) equally on the first and second anniversary of the effective date of the change in control (subject to early termination or forfeiture in accordance with the terms of the stock option agreement), (ii) any vested options will be forfeited immediately upon violation of any non-competition or non-solicitation agreement between the Company and Mr. Pedersen and (iii) upon termination of Mr. Pedersen’s employment without Cause, the option will remain exercisable until the tenth anniversary of the date of grant, to the extent the shares underlying the option are vested.  In addition, as soon as administratively practicable, the Company will amend all prior stock option agreements by and between the Company and Mr. Pedersen to similarly provide that, if Mr. Pedersen’s employment is terminated without Cause during the term of such option, the option will remain exercisable until the tenth anniversary of its respective date of grant, to the extent the shares underlying the option are vested.

Pursuant to the Employment Agreements, each Executive is subject to a confidentiality covenant, a non-competition covenant and a non-solicitation covenant. For each Executive, the non-competition covenant and non-solicitation covenant each last for one year following the date of the Executive’s termination of employment. Mr. Pedersen’s Employment Agreement also contains a trading restrictions covenant, which includes a one-year lock up period following the date the option was granted.

The foregoing descriptions of the Employment Agreements are qualified in their entirety by reference to the Employment Agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

On April 10, 2013, pursuant to the Employment Agreements, the Company issued 5,000,000 restricted shares of common stock to Mr. Lerner and 480,000 restricted shares of common stock to Mr. Pedersen. The Company also granted Mr. Pedersen a stock option to purchase 700,000 shares of the Company’s common stock at an exercise price of $0.52 per share. The restricted shares of common stock and the stock option are subject to the vesting provisions described in the Employment Agreements.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibit
10.1
Executive Employment Agreement, dated April 9, 2013, by and between Snap Interactive, Inc. and Clifford Lerner (incorporated by reference to Exhibit 10.4 to the Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 filed on April 11, 2013 by the Company with the Securities and Exchange Commission).

10.2
Amended and Restated Executive Employment Agreement, dated April 9, 2013, by and between Snap Interactive, Inc. and Jon D. Pedersen, Sr. (incorporated by reference to Exhibit 10.5 to the Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 filed on April 11, 2013 by the Company with the Securities and Exchange Commission).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP INTERACTIVE, INC.

Date: April 12, 2013	By:	/s/ Clifford Lerner
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Number	Description of Exhibit
10.1
Executive Employment Agreement, dated April 9, 2013, by and between Snap Interactive, Inc. and Clifford Lerner (incorporated by reference to Exhibit 10.4 to the Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 filed on April 11, 2013 by the Company with the Securities and Exchange Commission).

10.2
Amended and Restated Executive Employment Agreement, dated April 9, 2013, by and between Snap Interactive, Inc. and Jon D. Pedersen, Sr. (incorporated by reference to Exhibit 10.5 to the Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 filed on April 11, 2013 by the Company with the Securities and Exchange Commission).